EXHIBIT 10.1

DEED OF SALE OF SHARES

Number : 01

DATED: June 1, 2013

-On the days indicated on the signature page hereto, the following appeared before me, ROMEL JEFFERSON RAMBING, Bachelor of Law, a Notary in North Minahasa Regency, North Sulawesi Province, in the presence of witnesses who are known to me, the Notary, whose names shall be mentioned at the end of this deed:

I.	1.	Mrs. GRACE SOPHIA JUDY SARENDATU, Bachelor of Law, Private Employee, residing in Kelurahan Sarongsong II Lingkungan III, Kecamatan Airmadidi, North Minahasa Regency;

2.
Mrs. MASYE SOLUNG, born in Manado, on 11-05-1971 (eleventh day of May one thousand nine hundred seventy one), Private Employee, residing in Desa Talawaan Jaga IX, Kecamatan Talawaan, North Minahasa Regency.

3.
Mr. CARLO DANIEL MUAYA, born in Tondano, on 18-12-1956 (eighteenth day of December one thousand nine hundred fifty six), Entrepreneur, residing in Kelurahan Airmadidi Atas Lingkungan XII, Kecamatan Airmadidi, North Minahasa Regency.

-according to their statement in this case acting in their capacity respectively and orderly as President Director, Director and Commissioner of the Limited Liability Company PT. PUNCAK KALABAT, drawn up before me, the Notary, the ratification of which is currently in process by the relevant competent authority;

-with the Company Authorized Capital of 50,000 (fifty thousand) shares;

-hereinafter referred to as the “First Party”;

II.	Mr. NILS ANDREW OLLQUIST, born in Berlin, on 31-07-1956 (thirty-first day of July one thousand nine hundred fifty-six), residing in Hong Kong;

-who is temporarily residing in North Minahasa Regency;

-hereinafter referred to as the SECOND PARTY;

-The appearers of the FIRST PARTY, according to their respective capacity above-mentioned, first declared to me, the Notary, as follows:

-whereas, the limited liability company PT. PUNCAK KALABAT intends to increase its status from domestic company to Foreign Investment Company;

-whereas, in order to increase such status, a foreign capital in the company is required.

-whereas, the appearer Mr. NILS ANDREW OLLQUIST intends to joint with the limited liability company PT. PUNCAK KALABAT through an acquisition of shares in the limited liability company PT. PUNCAK KALABAT amounting to 90% (Ninety percent) of the total 45,000 (forty five thousand) shares from:

-Mrs. GRACE SOPHIA JUDY SARENDATU, Bachelor of Law, amounting to 37,500 (thirty seven thousand five hundred) shares or representing 75% (seventy-five percent) of the total capital of the Company;

-Mrs. MASYE SOLUNG, amounting to 2500 (two thousand and five hundred) shares, or representing 5% (five percent) of the total capital of the Company;

-Mr. CARLO DANIEL MUAJA, amounting to 5,000 (five thousand) shares, or representing 10% (ten percent) of the total capital of the Company.

-whereas, Board of Directors, at approval of the Commissioner of the Company, has agreed and accepted with the joining of Mr. NILS ANDREW OLLQUIST with the limited liability company PT. PUNCAK KALABAT with his position as President Commissioner of the Company ;

-As such, the shareholding and composition of the Board of Directors and Board of Commissioners of the limited liability company PT. PUNCAK KALABAT become as follows:

1.	Mrs. GRACE SOPHIA JUDY SARENDATU, Bachelor of Law, amounting to 2,500 (two thousand and five hundred) shares or 5% (five percent) of the total capital in the Company, with position as Director;

2.	Mrs. MASYE SOLUNG, amounting to 2,500 (two thousand and five hundred) shares or 5% (five percent) of the total capital in the Company, with position as Commissioner;

3.	Mr. NILS ANDREW OLLQUIST, amounting to 45,000 (forty five thousand) shares or 90% (ninety percent) of the total capital in the Company, with position as President Commissioner;

Further, pursuant to the foregoing, the Parties in their respective position above-mentioned declared that:

-effective June 1, 2013, Mr. NILS ANDREW OLLQUIST has been lawfully joining with the Company in his position as the President Commissioner of, and as the holder of 90% (ninety percent) of the total shares in, the Limited Liability Company PT. PUNCAK KALABAT and, as such, the appearer NILS ANDREW OLLQUIST is also entitled to take resolutions and actions in the Company without any exception.

-Whereas, as agreed by the Parties hereto, Mr. NILS ANDREW OLLQUIST will deliver its shares in the Limited Liability Company PT. PUNCAK KALABAT to BORNEO RESOURCES INVESTMENT LTD;

-whereas, the drafting of the temporary deed of amendment is made without prejudice to the permissions from the competent authority;

-whereas, for the foregoing purposes, the Board of Directors and the Board of Commissioners of the Company hereby authorized Mrs. GRACE SOPHIA JUDY SARENDATU, Bachelor of Law, to take all actions necessary to increase the status of the Company from domestic investment company to a foreign investment company, and also authorize her to appear at Notary, competent officials and competent agency, i.e. the Investment Coordinating Board (BKPM), to sign all letters/documents and deeds necessary to achieve the purposes and objectives of the Limited Liability Company PT. PUNCAK KALABAT in respect of its status change from the domestic investment company to the foreign investment company;

With respect to this deed and all consequences and performance thereof, the Parties hereto have agreed and accepted to elect the Clerk’s Office of the District Court where the Company domiciles as their general and permanent legal domicile.

-The appearers hereby warrant the correctness of their identity based on their identity cards presented to me, the Notary, and are fully responsible for the same.

-further, the appearers declared that they acknowledged and understand well anything contained hereunder.

-The appearers are known to me, the Notary.

IN WITNESS WHEREOF, THIS DEED,

-is drawn up as a minutes, read out and duly signed in Airmadidi on the day, date, month, and year mentioned at the beginning of this deed, in the presence of the following witnesses:

1.
Ms. ANGELIA RONDONUWU, Bachelor of Law, born in Manado, on 24-08-1987 (twenty-fourth day of August one thousand nine hundred eighty seven), residing in Desa Watutumbu, Kecamatan Kalawat, Minahasa Regency;

2.	Ms. NURLISA SANUDIN, born in Tondano, on 26-08-1992 (twenty-sixth day of August one thousand nine hundred ninety two), residing in Kelurahan Kampung Jawa, Kecamatan Tondano Utara;

-Both are staffs of my office, the Notary, serving as witnesses in this legal case.

-Promptly after having been read out by me, the Notary to the appearers and the witnesses, this Deed was signed by the appearers, the witnesses, and me, the Notary.

-Executed with one change, i.e. one addition without deletion or replacement.

-The Minutes of this deed is duly signed.

-Issued as a true copy.

NOTARY IN NORTH MINAHASA REGENCY

/s/ Romel Jefferson Rambing

ROMEL JEFFERSON RAMBING, SH., MKn.

Mrs. GRACE SOPHIA JUDY SARENDATU

/s/ Grace Sophia Judy Sarendatu	DATE:	June 1, 2013

Mrs. MASYE SOLUNG

/s/ Masye Solung	DATE:	June 1, 2013

Mr. CARLO DANIEL MUAYA

/s/ Carlo Daniel Muaya	DATE:	June 10, 2013

Mr. NILS ANDREW OLLQUIST

/s/ Nils Andrew Ollquist	DATE:	June 10, 2013

RECEIPT

Mrs. GRACE SOPHIA JUDY SARENDATU, Mrs. MASYE SOLUNG and Mr. CARLO DANIEL MUAYA (collectively, the “Sellers” and each individually, a “Seller”) hereby acknowledge receipt of IDR 45,000,000 in cash from Mr. NILS ANDREW OLLQUIST (the “Purchaser”) which represents payment of the purchase price for 45,000 shares of PT. Puncak Kalabat, a limited liability company organized in Indonesia, pursuant to the Deed of Sale of Shares, dated June 1, 2013, by and among the Sellers and the Purchasers.

Dated: June 1, 2013

Sellers:	Mrs. GRACE SOPHIA JUDY SARENDATU.

	By:	/s/ Grace Sophia Judy Sarendatu

Mrs. MASYE SOLUNG

	By:	/s/ Masye Solung

Mr. CARLO DANIEL MUAYA

	By:	/s/ Carlo Daniel Muaya

PURCHASER:	Mr. NILS ANDREW OLLQUIST

	By:	/s/ Nils Andrew Ollquist